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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-3

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Section 7.3 Indenture                                                          Distribution Date:                        5/17/2004
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
(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                        0.00
            Class B Principal Payment                                        0.00
            Class C Principal Payment                                        0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                        0.00
            Class B Principal Payment                                        0.00
            Class C rincipal Payment                                         0.00
                      Total

(ii)  Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                        1,422,400.00
            Class B Note Interest Requirement                          144,666.67
            Class C Note Interest Requirement                          255,600.00
                      Total                                          1,822,666.67

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Note Interest Requirement                             1.12889
            Class B Note Interest Requirement                             1.37778
            Class C Note Interest Requirement                             1.89333

(iii)  Aggregate Outstanding Principal Balance of the Notes
            Class A Note Principal Balance                          1,260,000,000
            Class B Note Principal Balance                            105,000,000
            Class C Note Principal Balance                            135,000,000

(iv)   Amount on deposit in Owner Trust Spread Account              15,000,000.00

(v)    Required Owner Trust Spread Account Amount                   15,000,000.00


                                                                             By:
                                                                               --------------------

                                                              Name:            Patricia M. Garvey
                                                              Title:           Vice President


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